EXHIBIT 16.1


                        Malin, Bergquist & Company, LLP
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                CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS ADVISORS



July 31, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Jacobs Financial Group, Inc.'s Form 8-K dated July 31, 2014 and are in agreement with the statements contained therein to the extent they relate to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Yours truly,

/s/ Malin, Bergquist & Company, LLP

MALIN, BERGQUIST & COMPANY, LLP